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                                                                  EXHIBIT 11


                               ODS NETWORKS, INC.

                       COMPUTATIONS OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)


                                      Three Months Ended
                                           March 31,
                                     ---------------------
                                       1997         1996
                                     -------       -------
PRIMARY

Weighted average common shares
 outstanding                          16,360        16,194

Net effect of dilutive stock
 options and warrants based
 on the treasury stock
 method using
 average market price                    -             671
                                     -------       -------
Weighted average common and
 common equivalent shares
 outstanding                          16,360        16,865
                                     -------       -------
                                     -------       -------
Net income (loss)                    $(1,178)      $ 3,494
                                     -------       -------
                                     -------       -------
Net income (loss) per share          $ (0.07)      $   .21
                                     -------       -------
                                     -------       -------
FULLY DILUTED*

Weighted average common shares
 outstanding                          16,360        16,194

Net effect of dilutive stock
 options and warrants based
 on the treasury stock method
 using the year-end market
 price, if higher than
 average market price                    -             671
                                     -------       -------
Weighted average common and
 common equivalent shares
 outstanding                          16,360        16,865
                                     -------       -------
                                     -------       -------
Net income (loss)                    $(1,178)      $ 3,494
                                     -------       -------
                                     -------       -------
Net income (loss) per share          $ (0.07)      $   .21
                                     -------       -------
                                     -------       -------

------------------------
* Fully diluted earnings per share is not presented in the Consolidated Statements of Income as the resulting dilution is less than 3% of primary earnings per share.



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